UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2006

CENTURY PROPERTIES GROWTH FUND XXII

(Exact name of Registrant as specified in its charter)

            California

   0-13418

  94-2939418

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Century Properties Growth Fund XXII, a California limited partnership (the “Registrant”), owns a 100% interest in Plantation Creek CPGF 22 L.P., a Delaware limited partnership (the “Partnership”).  The Partnership owns Plantation Creek Apartments (“Plantation Creek”), a 484-unit apartment complex located in Atlanta, Georgia.  On July 10, 2006, the Partnership sold Plantation Creek to a third party, TVO/New Boston Plantation Creek, LLC, a Delaware limited liability company (the “Purchaser”).  The Purchaser paid a purchase price of approximately $25,000,000 for Plantation Creek.  The Registrant continues to own and operate six other investment properties.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant’s Managing General Partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(b)

     Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and consolidated statement of operations reflects the operations of the Registrant as if Plantation Creek had been sold on January 1, 2006.

The pro forma consolidated financial statements do not project the Registrant’s results of operations at any future date or for any future period.  This pro forma information should be read in conjunction with the Registrant’s 2005 Annual Report on Form 10-KSB.

PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

March 31, 2006

All other assets	$ 5,730
Investment properties, net	34,772

Total Assets	$ 40,502

All other liabilities	$ 1,955
Mortgage notes payable	46,694
Partners’ deficit	(8,147)
Total Liabilities and Partners’ Deficit	$ 40,502

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Year Ended	Three Months Ended
	December 31, 2005	March 31, 2006

Total revenues	$12,864	$ 3,447
Total expenses	14,143	3,412

Net (loss) income	$(1,279)	$ 35

Net (loss) income per limited partnership unit	$(13.61)	$ 0.41

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII

By:

FOX PARTNERS IV

General Partner

By:

FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

July 14, 2006